UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 29, 2024

ROYALTY MANAGEMENT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40233	86-1599759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2024, the Company filed a certificate of designations to create the Series A Preferred Stock (the “Certificate of Designations”) with the Secretary of State of Delaware. The Certificate of Designations, which forms a part of the Company’s Amended and Restated Articles of Incorporation, specifies the terms of the Series A Preferred Stock.

Five Million (5,000,000) shares of authorized preferred stock of the Company have been designated as Series A Preferred Stock. The holders of shares of Series A Preferred Stock will be entitled to receive a 5.0% annual dividend, either accrued to the balance of the Series A Preferred Stock or paid in cash, at the discretion of the Company. The shares of Series A Preferred Stock are convertible into shares of Common Stock of the Company at a conversion price of $1.70 per share, or one share of Series A Preferred to 0.588235 shares of the Company’s common stock, subject to certain anti-dilution adjustments, and shall automatically convert to common stock of the Company should the daily closing share price of the Company’s common stock be at $4.00 or greater for thirty consecutive days.

The Series A Preferred Stock confers no voting rights on holders, except with respect to matters that materially and adversely affect the voting powers, rights or preferences of the Series A Preferred Stock or as otherwise required by applicable law.

With respect to the distribution of assets upon the liquidation, dissolution or winding up of the Company, the Series A Preferred Stock ranks senior to the common stock of the Company and on parity with all other classes of preferred stock that may be issued by the Company in the future. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the Holders shall be entitled to receive in preference to the holders of the common stock a per share amount equal to $1.00 per share.

The foregoing summary description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is incorporated herein by reference and filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
3.1	Series A Preferred Stock Certificate of Designations
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royalty Management Holding Corporation

Date: September 3, 2024	By	/s/ Thomas M. Sauve
Thomas M. Sauve
Chief Executive Officer

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